UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2005

SCS Transportation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4435 Main Street, Suite 930, Kansas City, Missouri		64111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-960-3664

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective August 24, 2005 the Compensation Committee of the Board of Directors of SCS Transportation, Inc. (the "Company") approved and the Board of Directors ratified:

A. Base salary increases for David H. Gorman and Mark H. Robinson in connection with their promotions announced in the press release attached as Exhibit 99.1 to this Report on Form 8-K. Mr. Gorman’s annual base salary will be $225,000. Mr. Robinson’s annual base salary will be $185,000. Mr. Gorman and Mr. Robinson are also entitled to certain executive perquisites consistent with the Company’s Named Executive Officers.

B. Executive Severance Agreements between the Company and David H. Gorman and Mark H. Robinson. The form of the Executive Severance Agreement is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.
The Executive Severance Agreement provides that in the event of a "Change of Control" of the Company followed within two years by (i) the termination of the executive’s employment for any reason other than death, disability, retirement or "cause" or (ii) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent the Company’s practice prior to a Change of Control, the executive shall (i) be paid a lump sum cash amount equal to the sum of two times the executive’s highest compensation (salary plus annual bonus) for any consecutive 12 month period within the previous three years; and (ii) remain eligible for coverage under applicable medical, life insurance and long-term disability plans for two years following termination.
The Company agrees to pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer under the Executive Severance Agreement or otherwise that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code.
For the purpose of the Executive Severance Agreements, a "Change of Control" will be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13 (d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of the Company and as a result thereof becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of Directors cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

In addition, effective August 24, 2005, the Compensation Committee of the Board of Directors of the Company approved:

A. Certain Performance Unit Awards pursuant to the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan (the "Plan"). The Performance Unit Award Agreements for Mr. Gorman and Mr. Robinson are attached hereto as Exhibit 10.2 through 10.5 and incorporated by reference into this Item 1.01. The following description of the Performance Unit Award Agreement is qualified in its entirety by reference to the form of Performance Unit Award Agreement as attached hereto:
The Plan permits the Compensation Committee to grant performance unit awards to eligible employees, including the executive officers of the Company, from time to time. Payment of earned performance unit awards is made to participants in cash. Participants earn the cash awards for the Company's total shareholder return performance relative to certain industry peers over the performance period. No award is payable in cash unless the Company has a positive shareholder return during the relevant performance period.

B. Certain Employee Nonqualified Stock Options pursuant to the Plan. The form of Employee Nonqualified Stock Option Agreement is attached hereto as Exhibit 10.6 and incorporated by reference into this Item 1.01. The following description of the Employee Nonqualified Stock Option Agreement is qualified in its entirety by reference to the form of Employee Nonqualified Stock Option Agreement as attached hereto:
The Plan permits the Compensation Committee to grant stock option awards to eligible employees, including the executive officers of the Company, from time to time. A total of 5,950 stock options were awarded to executive management of the Company and its operating subsidiaries. The stock options have a 7 year term, vest 100 percent after 3 years and have an exercise price of $16.88, equal to the closing market price of SCST common stock as reported by NASDAQ on the date of grant. The following table sets forth the option grants to the following individuals:
Amount
David H. Gorman 2,980
Mark H. Robinson 1,310

Item 1.02 Termination of a Material Definitive Agreement.

On August 24, 2005, SCS Transportation, Inc. gave notice of the termination of Paul J. Karvois’ employment agreement and executive severance agreement effective in thirty days, except for those provisions that have continuing effect under the terms of the agreements. Under the terms of his employment agreement, Mr. Karvois is entitled to severance pay and will be subject to certain non-competition provisions. A copy of the employment agreement with Mr. Karvois as entered into on November 20, 2002 was filed with SCS Transportation, Inc.’s Form 10-K (File No. 0-49983) for the year ended December 31, 2002 as Exhibit 10.7 and is incorporated herein by reference to this Item 1.02. A form of the executive severance agreement with Mr. Karvois as entered into on September 28, 2002 was filed with SCS Transportation, Inc.’s Form 10-K (File No. 0-49983) for the year ended December 31, 2002 as Exhibit 10.9 and is incorporated herein by reference to this Item 1.02.

Item 8.01 Other Events.

On August 25, 2005, SCS Transportation, Inc. issued a press release announcing the appointment of David Gorman as President and CEO of Jevic Transportation, Inc. and Mark Robinson as Vice President of Information Technology and CIO of SCS Transportation, Inc. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Executive Severance Agreement dated as of August 24, 2005 entered into between SCS Transportation, Inc. and David H. Gorman and Mark H. Robinson

10.2 Performance Unit Award Agreement under the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan between SCS Transportation, Inc. and David H. Gorman dated as of August 24, 2005

10.3 Performance Unit Award Agreement under the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan between SCS Transportation, Inc. and Mark H. Robinson dated as of August 24, 2005

10.4 Performance Unit Award Agreement under the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan between SCS Transportation, Inc. and Mark H. Robinson dated as of August 24, 2005

10.5 Performance Unit Award Agreement under the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan between SCS Transportation, Inc. and Mark H. Robinson dated as of August 24, 2005

10.6 Form of Employee Nonqualified Stock Option Agreement under the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan dated as of August 24, 2005 entered into between SCS Transportation, Inc. and David H. Gorman and Mark H. Robinson

99.1 Press release of SCS Transportation, Inc. dated August 25, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCS Transportation, Inc.

August 30, 2005	By:	James J. Bellinghausen

Name: James J. Bellinghausen
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Executive Severance Agreement dated as of August 24, 2005 entered into between SCS Transportation, Inc. and David H. Gorman and Mark H. Robinson
10.2	Performance Unit Award Agreement under the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan between SCS Transportation, Inc. and David H. Gorman dated as of August 24, 2005
10.3	Performance Unit Award Agreement under the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan between SCS Transportation, Inc. and Mark H. Robinson dated as of August 24, 2005
10.4	Performance Unit Award Agreement under the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan between SCS Transportation, Inc. and Mark H. Robinson dated as of August 24, 2005
10.5	Performance Unit Award Agreement under the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan between SCS Transportation, Inc. and Mark H. Robinson dated as of August 24, 2005
10.6	Form of Employee Nonqualified Stock Option Agreement under the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan dated as of August 24, 2005 entered into between SCS Transportation, Inc. and David H. Gorman and Mark H. Robinson
99.1	Press release of SCS Transportation, Inc. dated August 25, 2005